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                                                                     EXHIBIT 1.1
                              DEFINED ASSET FUNDS
                        MUNICIPAL DEFINED FUND SERIES 2
                           REFERENCE TRUST INDENTURE
                         DATED AS OF SEPTEMBER 2, 1998

     This Trust Indenture (the 'Indenture') sets forth certain provisions in full and incorporates other provisions by reference to the document entitled 'Standard Terms and Conditions of Trust Effective October 21, 1993' (the 'Standard Terms and Conditions of Trust') and such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Sponsors, the Trustee and the Evaluator agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    PART II

                     SPECIAL TERMS AND CONDITIONS OF TRUST

The following special terms and conditions are hereby agreed to:

     (a) The Securities (or contracts for the purchase of such Securities) listed under 'Defined Portfolio' in the Prospectus have been deposited with (or assigned to) the Trustee under this Indenture, and the number of Units specified under Statement of Condition in the Prospectus have been delivered to, or assigned in the name of or on the order of, the Sponsors by the Trustee in exchange therefore.

     (b) The Sponsors are Merrill Lynch, Pierce, Fenner & Smith Incorporated, Smith Barney Inc., PaineWebber Incorporated and Dean Witter Reynolds Inc.

     (c) The Trustee is The Chase Manhattan Bank.

     (d) The Evaluator is Kenny S&P Evaluation Services, a Division of J.J. Kenny Co., Inc.

     (e) The Trust is organized as a Grantor Trust for Federal tax purposes.

     (f) Units may be held in certificated form.

     (g) The 'Trustee Expense Limit' shall initially mean $        per 1,000
Units.